UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

Federal Signal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 6, 2013, the Board of Directors of Federal Signal Corporation (the “Company”) appointed Bonnie C. Lind and John L. Workman to the Company’s Board of Directors, effective February 20, 2014. These directors will be compensated for their service on the Board in the same manner as the Company’s other non-employee directors as described in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 18, 2013.

Since June 2004, Ms. Lind has served as Senior Vice President and Chief Financial Officer and Treasurer of Neenah Paper, Inc. (NYSE: NP), a paper and technical specialties corporation. Ms. Lind received a Bachelor’s Degree in finance from the University of Georgia.

Since September 2012, Mr. Workman has served as Chief Executive Officer of Omnicare, Inc. (NYSE: OCR), a managed healthcare corporation. Mr. Workman has held a number of positions with Omnicare since 2009, including Chief Financial Officer. Previously, beginning in 2004, Mr. Workman served as Executive Vice President and Chief Financial Officer of HealthSouth Corporation. He received a Bachelor’s Degree in accounting from Indiana University and a Master’s Degree in business administration from the University of Chicago.

Neither Ms. Lind nor Mr. Workman are party to any arrangement or understanding with any person pursuant to which such director was appointed a director, nor is either such director a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing these appointments is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Federal Signal Corporation Press Release Dated December 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: December 11, 2013	By:	/s/ Jennifer L. Sherman
Senior Vice President, General Counsel & Chief Administrative Officer